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                                                                 EXHIBIT (h)(19)

                             SCHEDULE OF PORTFOLIOS
                                AGENCY AGREEMENT

Blue Chip Portfolio                              Aggressive Growth Portfolio
Diversified Research Portfolio                   Small-Cap Equity Portfolio
International Large-Cap Portfolio                Short Duration Bond Portfolio
I-Net Tollkeeper Portfolio                       Financial Services Portfolio
Health Sciences Portfolio                        Technology Portfolio
Telecommunications Portfolio                     Growth LT Portfolio
Focused 30 Portfolio                             Mid-Cap Value Portfolio
International Value Portfolio                    Capital Opportunities Portfolio
Global Growth Portfolio                          Equity Index Portfolio
Small-Cap Index Portfolio                        Multi-Strategy Portfolio
Emerging Markets Portfolio                       Managed Bond Portfolio
Inflation Managed Portfolio                      Small-Cap Value Portfolio
Money Market Portfolio                           High Yield Bond Portfolio
Equity Income Portfolio                          Research Portfolio
Equity Portfolio                                 Aggressive Equity Portfolio
Large-Cap Value Portfolio                        Real Estate Portfolio
Mid-Cap Growth Portfolio
Comstock Portfolio (formerly Strategic Value Portfolio)
Main Street Core Portfolio (formerly Large-Cap Core Portfolio)


Effective May 1, 2003 agreed to and accepted by:

PACIFIC SELECT FUND

By:   /s/ Thomas C. Sutton                  Attest:   /s/ Audrey L. Milfs
   __________________________________              _____________________________
   Name:  Thomas C. Sutton                         Name:  Audrey L. Milfs
   Title: Chairman of the Board and Trustee        Title: Secretary


PACIFIC LIFE INSURANCE COMPANY

By:   /s/ Thomas C. Sutton                  Attest:   /s/ Diane N. Ledger
   __________________________________              _____________________________
   Name:  Thomas C. Sutton                         Name:  Diane N. Ledger
   Title: Chairman of the Board and CEO            Title: Vice President


By:   /s/ Audrey L. Milfs                   Attest:   /s/ Diane N. Ledger
   __________________________________              _____________________________
   Name:  Audrey L. Milfs                          Name:  Diane N. Ledger
   Title: Vice President and Secretary             Title: Vice President